Date:                  ____________________, 19___ (as per Section 30(a)

Landlord:              Nairn Great Valley, Inc. a Delaware corporation

Tenant:                APOLLON, INC., a PENNSYLVANIA CORPORATION

Building:              One Great Valley Parkway, Malvern, Pennsylvania

Premises:              21,347 square feet of space in the Building to be known
                       as Suite _____ as more particularly identified in EXHIBIT A attached hereto and incorporated herein

Commencement
Date: THIRTY (30) days after Landlord's execution and acceptance of this Lease

Period Of Lease:       SIXTY-TWO (62) months

Minimum Annual Rent:   SEE RIDER_______ and _____/100 Dollars
                       ($        )

Monthly Installments:  SEE RIDER_______ and _____/100 Dollars
                       ($        )

Tenant Allowance:      ($   -O-  )

Security Deposit:      $

Tenant's
Proportionate Share:   35.064%

Permitted Use:         OFFICE AND LABORATORY USE [General office and warehouse
                       purposes unless otherwise specified]

Addresses:                                             Property Manager:

    Landlord:        Nairn Great Valley, Inc.          Grubb & Ellis, Agent for
                     c/o Aegis Property Group          Nairn Great Valley, Inc.
                     Suite 2144                        440 E. Swedesford Rd.
                     123 South Broad Street            Suite 2020
                     Philadelphia, PA 19109            Wayne, PA  19087

    Tenant:          APOLLON, INC.
                     200 GREAT VALLEY PKWY.
                     MALVERN, PA 19355
                     ATTN:  GENERAL COUNSEL

Listing Broker:      CB Commercial Real Estate Group, Inc.
                     701 Lee Road, Suite 103
                     Wayne, PA 19087-5612

Co-Broker:           SOURCE REALTY
                     900 WEST VALLEY ROAD, SUITE 1004
                     WAYNE, PA 19087

    This Term Sheet is an integral part of and is incorporated in the Lease Agreement attached hereto.

                                       Landlord:

                                       Nairn Great Valley, Inc.


Date signed:JULY 8, 1992               By:/S/ MARK T. LEDGER
                                       Name:MARK T. LEDGER
Attest:[ILLEGIBLE SIGNATURE]           Title:PRESIDENT

                                       Tenant:  Apollon, Inc .


Date signed:24TH JUNE 1992             By:/S/ VINCENT R. ZURAWSKI,JR.
                                       Name:VINCENT R. ZURAWSKI, JR.
Attest:/S/ M A SINQUETT                Title:PRESIDENT

                                   LEASE AGREEMENT

    SECTION 1. DEFINITIONS. The definitions set forth in the preceding Term Sheet shall apply to the same capitalized terms appearing in this Lease Agreement. Additional definitions are contained in Section 30 and throughout this lease.

    SECTION 2. PREMISES. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term (defined in Section 4) and upon the terms, covenants, conditions, and provisions set forth in this Flex Space Lease, including the Term Sheet and Lease Agreement. The Tenant's interest in the Premises as tenant shall include the right, in common with Landlord and other occupants of the Building, to use driveways, sidewalks and loading and parking areas, lobbies, hallways and other facilities which are located within the Property (defined in Section 30) and which are designated by Landlord from time to time for the use of all of the tenants of the Building.

    SECTION 3. COMPLETION OF PREMISES. The premises shall be delivered to tenant in accordance with the plans attached hereto as EXHIBIT B (herein called the "Plans") and the specifications attached hereto as EXHIBIT C (herein called the "Specifications"). All necessary demolition shall be commenced promptly following Landlord's execution and acceptance of this Lease and shall be substantially completed on the Commencement Date set forth in the Term Sheet. Landlord shall at its own cost and expense, obtain all permits, licenses and approvals necessary for such demolition. Provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to: strikes or other labor troubles; delays in Tenant's selection of materials, plans or specifications; governmental restrictions and limitations: scarcity; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; the inability to obtain building or use and occupancy permits; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractor or supplier.
Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractor and workmen compatible with the contractors and workmen engaged in the work to bc performed hereunder by Landlord, and Tenant shall have obtained Landlord's written consent to installing any furnishings or equipment.

    SECTION 4. TERM. The term of this lease shall commence on the Commencement Date. Following the Commencement Date, the term of this Lease shall, unless sooner terminated as expressly provided in this Lease, continue until the date of expiration of the period specified as the Period of Lease on the Term Sheet plus the number of days which remain until and including the last day of the calendar month in which such period expires (the "Expiration Date"). The period between the Commencement Date and the Expiration Date and any agreed extensions thereof shall be referred to in this Lease as the "Term". Upon request of the Landlord, Tenant shall enter into a memorandum agreement stipulating the actual Commencement Date and Expiration Date of the Term.


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    SECTION 5.  USE OF PREMISES.  Tenant shall occupy the Premises throughout the Term and shall use the same for, and only for, the Permitted Leases specified on the Term Sheet. The Building is designed to normal building standards for floor-loading capacity. Tenant shall not use the Premises in such ways which, in Landlord's judgment, exceed such load limits.

    SECTION 6. RENT. Unless otherwise specifically requested by Landlord at any time, Minimum Annual Rent, additional rent and any other rent or other sums due under this Flex Space Lease shall be paid and delivered to the Property Manager, as agent for Landlord, at the address given in the Term Sheet, in the amounts, time and manner more particularly provided in this Lease Agreement.

         (a) MINIMUM ANNUAL RENT. Tenant shall pay, throughout the Term, Minimum Annual Rent in the amount specified on the Term Sheet, without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the Minimum Annual Rent (specified as Monthly Installments on the Term Sheet), in advance, on the first day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of a calendar month, the Minimum Annual Rent shall be apportioned on a per diem basis for the period between the Commencement Date and the first day of the first full calendar month in the Term and such apportioned sum shall be paid on the Commencement Date.

         (b) ADDITIONAL RENT. Tenant shall pay to Landlord, as additional rent, in the manner more particularly set forth below, Tenant's pro rata share of annual operating costs for the Property:

           (i) ANNUAL OPERATING COSTS. The term "annual operating costs" shall mean all reasonable costs Landlord actually incurs from owning, operating and maintaining the Building and the lot or tract of land on which it is situated (the "Property") as determined under generally accepted accounting principles consistently applied. Annual operating costs shall include, by way of example rather than limitation: insurance premiums; fees; Impositions (defined below); costs for repairs, maintenance and service contracts; management fees (if there is no managing agent for the Property, if the managed agent is affiliated with Landlord, management fees will not be more than those customarily charged for management of a first class office building by an independent managing agent in Malvern, Pennsylvania); governmental permits fees; costs of compliance with governmental orders and regulations; administrative and overhead expenses; costs of furnishing water, sewer, gas, fuel, and other utility services, for use in common areas of the Building and Property; and the cost of janitorial service and trash removal; EXCLUDING, however, from annual operating costs the following: costs which are treated as capital expenditures under generally accepted accounting principles; mortgage debt or ground rents incurred by Landlord as owner of the Property; income, excess profits, corporate capital stock or franchise tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed, in lieu of all or any part of any


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



                   currently existing Imposition or an increase in any currently existing Imposition; repairs or other work occasioned by fire, windstorm or other casualties or hazards to the extent covered by insurance; leasing commissions, advertising expenses and other expenses incurred in leasing or procuring new tenants; repairs or rebuilding necessitated by condemnation; salaries of executives above grade of superintendent; cost of correcting structural defects; fines, penalties, judgments, legal fees or court costs incurred for violation of laws, ordinances or regulations by Landlord; electricity metered to Tenants in the Building; expenses for painting, redecorating and other work which Landlord, at its expense, performs for other Tenants; and cost of complying with regulations, ordinances and laws governing disposal of hazardous materials present at the Property prior to the date of this Lease. "Impositions" shall mean all levies, taxes, assessments, charges, imposts, and burdens, of whatever kind and nature, ordinary and extraordinary, which are assessed or imposed during the Term by any federal, state or municipal government or public authority or under any law, ordinance or regulation thereof or pursuant to any recorded covenants or agreements upon or with respect to the Property or any part thereof, any improvements thereto, any personal property necessary to the operation thereof and owned by Landlord or this Lease. If under the requirements of any state or local law, a new Imposition is imposed upon Landlord which Tenant is prohibited by law from paying, Landlord may, as its election, terminate this Lease by giving written notice thereof to Tenant.

          (ii) COMPUTATION OF TENANT'S SHARE OF ANNUAL OPERATING COSTS. After the end of each calendar year of the Term, Landlord shall compute and submit to Tenant the annual operating costs for such calendar year. "Tenant's share of the annual operating costs" for such calendar year shall be [A] the annual operating costs for the Building divided by [B] the greater of (x) 90% of the net rentable area in the Building or (y) the total net rentable area in the Building which is actually leased; multiplied by [C] Tenant's Proportionate Share as specified in the Term Sheet but in no event shall the operation of this section yield greater than 100% of operating costs.

         (iii) TIMING OF ADDITIONAL RENT PAYMENT. Tenant shall pay the additional rent due hereunder within fifteen (15) days after submission of Landlord's invoice to Tenant. However, if Landlord so elects, Landlord may, from time to time during the Term, reasonably estimate the additional rent which may become due hereunder with respect to any calendar year and require Tenant to pay to Landlord, at the time monthly installments of Minimum Annual Rent are due, an amount equal to the sum

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


                   obtained by dividing the Landlord's estimate of additional rent for a calendar year by the number of months remaining in such calendar year. Landlord shall cause the actual amount of Tenant's share of the annual operating costs to be computed and certified and delivered to Tenant within one hundred and twenty (120) days following the end of any calendar year in which monthly installments are required, whereupon either [A] Tenant shall, within ten (10) days of receipt of the certificates, pay to Landlord the amount by which Tenant's actual additional rent obligation for such calendar year exceeds Landlord's estimated additional rent previously paid by Tenant or [B] Landlord shall apply as a credit against future payments of Minimum Annual Rent or additional rent any amount by which Landlord's estimated payments of additional rent paid by Tenant during the calendar year exceed the actual additional rent certified by Landlord. If only part of a calendar year falls within the Term, the amount computed as additional rent with respect to such calendar year shall be prorated so that Tenant pays additional rent only for the portion of the calendar year falling within the Term. The expiration of the Term prior to the end of a calendar year shall not impair Tenant's obligation to pay prorated additional rent for the period during the Term. Premature expiration of the Term due to an event of default shall not effect Tenant's obligation to pay additional rent for the period of the originally intended Term. Tenant shall make all payments of additional rent without delay, and regardless of either dispute over the amount of additional rent which is due or the Tenant's desire to inspect Landlord's books and records.

          (iv) BOOKS AND RECORDS. Tenant shall have the right to inspect Landlord's books and records used in calculating the annual operating costs within sixty (60) days of receiving Landlord's annual operating costs certification. Inspection may only be made during regular business hours after having given Landlord at least forty-eight (48) hours prior written notice.

    SECTION 7.  INSURANCE.

         (a) LIABILITY. Tenant, at Tenant's sole cost and expense, shall maintain and keep insurance in effect throughout the Term against liability for bodily injury (including death) and property damage in or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than property damage on or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $500,000 for each person and $1,000,000 for each occurrence of bodily injury (including death) and $500,000 for property damage. The policies of comprehensive general public liability insurance shall name Landlord and Tenant (and if requested, any mortgagee of Landlord) as the insured

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


parties. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. At least ten (10) days prior to the Commencement Date, and thereafter at least ten (10) days prior to the expiration of any existing policy and otherwise upon Landlord's reasonable request, a certificate of insurance shall be delivered to landlord proving compliance with the foregoing requirements. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish landlord with satisfactory evidence of coverage on any such policy upon ten (10) days prior written notice, Landlord shall have the right to purchase such insurance. All payments made by Landlord for such insurance shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon demand. Landlord shall maintain and keep in full force and effect throughout the Term (i) hazard insurance on the Building written on an "all risks" form in an insured amount of not less than the full replacement cost of the Building, and (ii) public liability insurance with minimum limits of $1,000,000 per person and $1,000,000 per occurrence for personal injury and $1,000,000 for property damage.

         (b) WAIVER OF SUBROGATION. The parties to this Lease each release the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees. If any policy does not permit such a release of liability and a waiver of subrogation, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is changed for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon demand. In the event a party is unable to obtain such a waiver, it shall immediately notify the other party of its inability. In the absence of such notifications, each party shall be deemed to have obtained such waiver of subrogation.

         (c) INCREASE OF PREMIUMS. Tenant will not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring insurance (including but not limited to public liability insurance) from companies, and in a form, satisfactory to Landlord. If any breach of this subsection (c) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon demand.

    SECTION 8.  REPAIR AND MAINTENANCE.

         (a)  Except as specifically otherwise provided in Paragraphs (b) and
(c) of this Section and unless resulting from the negligence of Landlord or another tenant in the Building, Tenant, at its sole cost and expense and throughout the term of this lease, shall keep and maintain the Premises and its systems in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all repairs necessary to keep and maintain such good order and condition, whether such repairs are interior or exterior, ordinary or extraordinary, foreseen or unforeseen. Tenant shall not use or permit the use of any portion of the Property for outdoor storage. When used in this Section 8, the term "repairs" shall include replacements and renewals where necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in

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


quality and usefulness to those originally used in constructing the Building and Premises. Without limitation of the foregoing, Tenant shall maintain all HVAC systems appurtenant to the Premises using a service firm(s) acceptable to Landlord which shall provide service and maintenance in accordance with the manufacturer's recommendations and shall provide a copy of the contract to Landlord.

         (b) Landlord shall, throughout the Term of this lease and at Landlord's sole cost and expense, make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises; provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair.

         (c) Landlord shall, throughout the Term of this Lease, make all necessary repairs to the roof, walls, exterior portions of the Premises and the Building; utility lines, equipment and other utility facilities in the Building which serve more than one tenant of the Building; and any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Tenant shall pay Tenant's Proportionate Share of the cost of all repairs to be performed by Landlord under this Section 8 as additional rent pursuant to Section 6(b).

         (d) Landlord shall endeavor to keep and maintain all common areas of Property (including its common systems) and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, and snow to the extent reasonably possible, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay Tenant's Proportionate Share of the cost of all work to be performed by Landlord hereunder pursuant to Section 6(b) as additional rent.

         (e) Notwithstanding anything herein to the contrary, repairs to the Premises and the Property made necessary by Tenant's use, manner of use or occupancy of the Property or by Tenant's installations in or upon the Property or by any act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at Tenant's sole cost and expense. Tenant shall not bear the expense of any repairs to the Premises or the Property arising out of or caused by any other tenant's use, manner of use or occupancy of the Property or by any other tenant's installations to or upon the Property, or by any act or omission of Landlord or any other tenant or any other tenant's employees, agents, contractors or invitees.

    SECTION 9. UTILITIES. Tenant shall be solely responsible for and shall pay promptly all rents, costs and charges for water service, sewer service, gas, electricity, light, heat, power, telephone and other communication services, and any and all other utilities or services solely rendered or supplied upon or in connection with the Premises.

    SECTION 10.  GOVERNMENTAL REGULATIONS.

         (a)  Throughout the Term, Tenant shall, at its sole cost and expense:
(i) comply promptly with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, and of the National Fire Protective Authority or any other body now or hereafter constituted exercising similar functions and affecting the Premises; and (ii) keep in force at all times all licenses,


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


consents and permits necessary for the lawful use of the Premises for the purposes herein provided; and (iii) comply with the requirements of all public liability, fire, and other policies of insurance covering the Premises whether any of the foregoing are foreseen or unforeseen, ordinary or extraordinary (hereto collectively called the "Laws and Requirements"); provided, however, that Tenant shall not be required to comply with the foregoing Laws and Requirements with respect to the footings and foundations and the structural steel columns and girders forming a part of the Premises unless the need for such compliance arises out of or is caused by Tenant's use, manner of use or occupancy of the Premises, or by Tenant's installations in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant. Tenant shall not violate any laws, ordinances, notices, orders, rules, regulations or requirements of any federal, state or municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property.

         (b) Tenant shall pay a pro rata share of capital improvements which Landlord shall install or construct in compliance with governmental requirements as energy saving devices, but only if savings actually occur in energy costs. Tenant's pro rata share shall be determined based upon the estimated life of the capital investment item, determined by Landlord in accordance with generally accepted accounting principles, and shall include a cost of capital funds adjustment equal to twelve percent (12%) per year on the unamortized portion of all such costs. Tenant shall only have to pay for the portion of the useful life of the capital improvement which falls within the Term. Tenant shall thus make payments in equal annual installments for such capital improvements until the Term expires or until the cost of the improvement has been fully paid for, whichever first occurs; such payments shall be computed by Landlord at the time of installation of the capital improvement in the same manner as Landlord makes computations of Tenant's share of the annual operating costs pursuant to Section 6(b)(ii).

         (c) Tenant shall pay all taxes imposed upon Tenant's furnishings, trade fixtures, equipment or other personal property.

    SECTION 11. SIGNS. Landlord will place Tenant's name and suite number on the building standard sign in the main lobby of the Building and on a building standard sign adjacent to the entrance to the Premises. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, Tenant shall place, erect, maintain or paint no signs at any place upon the Premises or the Property without consent of Landlord.

    SECTION 12.  ALTERATIONS, ADDITIONS AND FIXTURES.

         (a) Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component of the Building or Premises without consent of Landlord and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal.

         (b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord's prior written consent which consent shall not be unreasonably withheld. If Landlord consents to any proposed alterations, improvements or

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


additions or Tenant's contractor performs any of the work identified in
Section 3 of this Loan Agreement, then Tenant shall make the proposed alterations, improvements and additions at Tenant's sole cost and expense provided that: (i) Tenant supplies any necessary permits; (ii) such attention and improvements do not, in Landlord's judgment, impair the structural strength of the Building or any other improvements or reduce the value of the Property:
(iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 13 of this Lease Agreement and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialmen's lien upon the Premises or Property; (iv) Tenant uses a contractor approved by Landlord; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord; and (vii) Tenant provides insurance of the types and coverage amounts required by Landlord. Any and all alterations, improvements and additions to the Premises (except trade fixtures) which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, upon the termination of this Lease, Landlord instructs Tenant in writing to remove the same in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property caused by the installation or removal.

    SECTION 13. MECHANIC'S LIENS. Tenant shall promptly pay any contractor and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialmen's lien upon the Premises or the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income therefrom on account of any mechanic's, laborer's or materialmen's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialmen or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

    SECTION 14.  LANDLORD'S RIGHT OF ENTRY.

         (a) Tenant shall permit Landlord and the authorized representative of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times upon advance notice for the purpose of (i) inspecting the Premises or (ii) making any necessary repair to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable

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


for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

         (b) Landlord shall have the right at all reasonable times upon notice to cater and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last nine (9) months of the Term, to enter upon and to exhibit the Premises to any prospective tenant.

    SECTION 15.  DAMAGE BY FIRE OR OTHER CASUALTY.

         (a) If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord's present or future mortgagee and to the conditions set forth in this Section 15, repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that it cannot be used for its intended purpose or if the cost of restoration or repair would exceed $100,000 in Landlord's judgment or if the time necessary for repairs or estimation would, in Landlord's judgment, exceed the period of coverage of Landlord's rental loss insurance, Landlord may, subject to the rights of Landlord's mortgagee, terminate this Lease by written notice to Tenant within 90 days after receipt of notice of the casualty. If the time for repair, rebuilding or replacement of the Premises to its condition on the Commencement Date exceeds twelve (12) months, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the expiration of such twelve (12) month period.

         (b) The repair, rebuilding or replacement work shall bc commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

         (c) The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Loan Agreement, if in Landlord's sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending written notice of such termination to Tenant specifying a termination date not less than ten (10) days after its transmission; provided, however, that Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination if the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

Last revised 3/5/92                                             VZ

         (d) Landlord's obligation or election to restore the Premises under this Section shall be subject to the terms of any present or future mortgage affecting the Premises and to the mortgagee's consent if required in the mortgage and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

         (e) Landlord shall maintain insurance against loss or damage to the Building by fire and such other casualties as may be included within fire and extended coverage insurance or all-risk insurance, together with a rental coverage endorsement or other comparable form of coverage. If Tenant is dispossessed of the Premises due to fire or other casualty, Tenant will receive an abatement of its Minimum Annual Rent and Additional Rent during the period Tenant is dispossessed, provided the fire or other casualty was not the fault of Tenant or its employees, agents or contractors, but it is further provided that even in the event of negligence, as aforesaid, Tenant's rent shall be abated during the period Tenant is dispossessed from the Premises to the extent of the proceeds of rental insurance actually and unconditionally received by the Landlord from its insurance carrier.

    SECTION 16. NON-ABATEMENT OF RENT. Except as otherwise expressly provided in subsections 15(e) and as to condemnation in subsections 18(a) and (b) there shall be no abatement or reduction of the Minimum Annual Rent, additional rent or other sums payable hereunder for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease.

    SECTION 17.  INDEMNIFICATION OF LANDLORD.

         (a) Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability, and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property to any person in or about the Premises or arising out of the occupancy or use by Tenant of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence of Landlord, its agents, contractors, employees, licensees or invitees. Without limiting the foregoing, Tenant will forever release and hold Landlord harmless from all claims arising out of damage to Tenant's property or injury to persons upon the Premises, from whatever cause, unless such damage or injury occurs as a result of Landlord's or its employees, agents, contractors, or licensees' negligence in failing to make repairs for which Landlord is responsible under this Lease after having received written notice of the need for such repair. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord Tenant shall resist or defend such claim, action or proceeding at Tenant's sole cost and expense or shall cause it to be resisted or defended by an insurer, unless such action or proceeding results from Landlord's negligence, in which event Tenant shall not be responsible for defense of such claim.

         (b) If (i) action or proceeding is commenced in which Landlord is made a party by reason of being the Landlord under this Lease, or if
(ii) Landlord shall deem it necessary to engage attorneys or institute any suit against Tenant in connection with the enforcement of Landlord's rights under this Lease, the violation of any term of this Lease, the declaration of Landlord's rights hereunder or the protection of Landlord's

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



interests under this Lease and Landlord is successful in such suit against Tenant. Tenant shall reimburse Landlord for its expense incurred as a result thereof including, without limitation, court costs and reasonable attorney's fees.

    SECTION 18.  CONDEMNATION.

         (a) TERMINATION. If (i) all of the Premises are covered by a condemnation; or (ii) any of the Premises is covered by a condemnation and the remaining part is insufficient for the reasonable operation therein of Tenant's business; or (iii) subject to the provisions of Paragraph (b)(i) hereof, any of the Property is covered by a condemnation and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor. Upon such termination the Minimum Annual Rent and all additional rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all such rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

         (b)  PARTIAL CONDEMNATION.

           (i) If there is a partial condemnation and Landlord decides to terminate pursuant to subsection (a)(iii) hereof then Tenant may require Landlord, except during the last two (2) years of this Term, to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

          (ii) If there is a partial condemnation and this Lease has not been terminated pursuant to subsection (a) hereof. Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size hereof immediately prior to the date upon which possession shall have been taken by the condemnor; provided, however, that Landlord shall only be obligated to restore such damage from condemnation to the extent possible with the award damage. If the compensation proceeds are more than adequate to cover the cost of restoration and the Landlord's expenses to collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

         (iii) If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor obtains possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the

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


                   Term of the Minimum Annual Rent according to the value of the Premises before and after the date upon which the condemnor takes possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

         (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

         (d) TEMPORARY TAKING. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder, net of costs, to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as rent for that period; and, Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.

    SECTION 19. QUIET ENJOYMENT. Tenant upon paying the Minimum Annual Rent, additional rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

    SECTION 20. RULES AND REGULATIONS. The Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (hereto called the "Rules and Regulations") having uniform applicability to all or substantially all tenants of the Building and governing the use and enjoyment of the Premises and the remainder of the Property. The Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use. The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as EXHIBIT D.

    SECTION 21. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, mortgage, pledge or encumber this lease or sublet the whole or any part of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Consent may be withheld by Landlord if, among other possible reasons, an event of default exists under this Lease. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law and any transfer by any person or persons controlling Tenant on the date of the leave of such

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


control to a person or persons not controlling Tenant on the date of the Lease. In the case where Tenant is a corporation, transfer of 50% of the shares of Tenant is the aggregate in one or more or transfer of majority ownership from one shareholder to another during the Term shall constitute a change of control and be a prohibited assignment. In the event of any assignment of this Lease made with or without Landlord's consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this Lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all the obligations of Tenant and the assignee's ratification of and agreement to be bound by all provisions of this Lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, any profit which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this lease, whether or not consented to by Landlord.

    SECTION 22. [intentionally deleted]

    SECTION 23. SUBORDINATION. This Lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however, that any mortgagee hereafter placing a mortgage upon the Premises shall have agreed that, subject to terms customarily required by such mortgagee to be set forth, if any, in a Subordination, Non-Disturbance and Attornment Agreement acceptable to the mortgagee, the Tenant's right of occupancy and possession of the Premises shall not be disturbed so long as the Tenant is not in default under this Lease. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by say such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee, may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective date of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

    SECTION 24. TENANT'S CERTIFICATE. Tenant shall, at any time and from time to time, within fifteen (15) days after Landlord's written request, execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications); (b) that the improvements required by
Section 3 have been completed; (c) that Tenant has accepted possession of the Premises; (d) the date on which the Term commenced and the dates to which Minimum Annual Rent, additional rent and other charges, have been paid; (e) that, to the best knowledge of the signor of such instrument, Landlord is not in default of this Lease (or, if in default, stating the nature of the default);
(f) any other fact or condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Premises, the Property or any interest therein; and (g) that it is understood that such instrument may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Premises

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


or any interest therein or by any assignee of Landlord's interest in this Lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

    SECTION 25. CURING TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may, after the expiration of any applicable notice and grace periods, provided in this Lease without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective date of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable within ten (10) days of demand.

    SECTION 26.  SURRENDER.

         (a) Subject to the terms of subsections 12(b) and 15(c), at the expiration or earlier termination of the Term Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises (except trade fixtures) in a coalition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear excepted.

         (b) If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof without the written consent of Landlord, such occupancy shall be deemed to be under a tenancy-at-will under the same terms and conditions set forth in this Lease; except, however, that the Minimum Annual Rent during such continued occupancy shall be double the amount set forth in subsection 6(a) and Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant's failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in subsection 27(b) hereof.

    SECTION 27.  DEFAULTS, REMEDIES.

         (a) DEFAULTS. It shall be an event of default under this Lease if any one or more of the following events occurs:

           (i) Tenant fails to pay in full, when due and without demand, any and all installments of Minimum Annual Rent or additional rent or any other charges or payments due and payable under this Lease whether or not herein included as rent.

          (ii) Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease.

         (iii) Tenant abandons or vacates the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all Minimum Annual Rent, additional rent and other

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


                   charges that have become due as well as all which will become due thereafter through the end of the Term.

          (iv) Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditor or offers a composition or settlement to creditor, or if a petition in bankruptcy or for reorganization or for an arrangement with creditor under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets, is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any preceding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an event of default until such proceeding, decree, judgement or order has continued unstayed for more than sixty (60) consecutive days.

           (v)     [intentionally deleted]

         (b) REMEDIES. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

           (i) Landlord may charge a late payment penalty of five (5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid within fifteen (15) days of the due date which is set forth in the Lease or, if a due date is not specified in this Lease, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a penalty in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such penalty incurred by Landlord.

          (ii) Landlord may accelerate the whole or any part of the Minimum Annual Rent and all additional rent for the entire unexpired balance of the Term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any Minimum Annual Rent or other charges, payments, costs and expenses so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the forms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.

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


         (iii) Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of alterations and repairs; second, to the payment of any indebtedness other than Minimum Annual Rent, additional rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Minimum Annual Rent, additional rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

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


          (iv) Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Upon such termination, Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the Minimum Annual Rent and additional rent reserved for the balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

           (v) Whenever not prohibited by the law of the state in which the Property is located, when this Lease and the term or any extension or renewal thereof shall have been terminated on account of any default by Tenant, or when the Term has expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in ejectment and judgement against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this Lease shall be his sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or Tenant's right of possession hereinbefore set forth, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as hereinbefore provided.

          (vi)     [intentionally deleted]

         (c) NON-WAIVER. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any event of default by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent event of default.

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


         (d) GRACE PERIOD. Notwithstanding anything hereinabove stated, except in the case of emergency set forth in Section 25 and except in the event of any default enumerated in subsections (a)(iii), (iv) or (v) of this Section 27, neither party hereto will exercise any right or remedy provided for in this Lease or allowed by law because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given ten ( 10) days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the event of default within such period; provided, however, that if the event of default consists of something other than the failure to pay money and cannot reasonably be cured within ten (10) days, neither party hereto will exercise any such right or remedy if the defaulting party begins to cure the event of default within the ten (10) days and continues actively and diligently in good faith to completely cure said event of default; and further provided that Landlord shall not be required to give such ten (10) days notice and refrain from exercising Landlord's remedies more than two (2) times during any calendar year.

         (e) RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

    SECTION 28. CONDITION OF TITLE AND OF PREMISES. Tenant represents that the Property and the Premises, the title thereto, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface and sub-surface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, the encumbrances thereon, the appurtenances thereto, the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put under present zoning ordinances or otherwise, except as to work to be performed by Landlord pursuant to Section 3. Tenant's occupancy of the Premises shall constitute acceptance of the Work performed by Landlord pursuant to Section 3. Landlord makes no warranties or representations, express or implied, with respect to the condition of the Building or the surface or subsurface condition of the Property.

    SECTION 29.  INTERPRETATION.

         (a) CAPTIONS. The Captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

         (b) ENTIRE AGREEMENT. This Lease together with the Rider attached hereto represents the entire agreement between the parties hereto and there are no collateral or oral agreement or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. Tenant agrees to make such changes to this Lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligation hereunder. The masculine (or neuter) pronoun, singular


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


number shall include the masculine, feminine and neuter genders and the singular and plural number.

         (c) EXHIBITS. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

         (d) ARBITRATION. Wherever arbitration is set forth herein as the appropriate resolution of a dispute, issues shall be submitted for arbitration to the American Arbitration Association in the city nearest to the Premises in which offices of the American Arbitration Association are located. Landlord and Tenant will comply with the rules then obtaining of the American Arbitration Association and the determination of award rendered by the arbitrator[s] shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

         (e) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of fifteen percent (15%).

         (f) SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the reminder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         (g) JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notice, payments and agreements given or made by, with or to any one of such individuals, corporation, partnership or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

    SECTION 30.  ADDITIONAL DEFINITIONS.

         (a) "Date of this Lease" or date of this Lease shall mean the date of acceptance of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Term Sheet.

         (b) "Landlord". The word "Landlord" is used herein to include the Landlord named above as well as its successor and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Premises. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.


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


         (c) "Tenant". The word "Tenant" is used herein to include the Tenant named above as well as its heirs, successor and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and power as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or power shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

         (d) "Mortgage" and "Mortgagee". The word "mortgage" is used herein to include any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Whenever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

         (e) "Person". The word "person" is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

         (f) "Property" shall mean the Building and the lot, tract or parcel of land on which the Building is situated.

         (g) "Rent" or "rent" shall mean all Minimum Annual Rent and additional rent reserved under this Lease.

    SECTION 31. NOTICES. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, addressed as set forth in the Term Sheet. Either party may at any time, in the manner set forth for giving notice to the other, specify a different address to which notices to it shall thereafter be sent.

    SECTION 32.  SECURITY DEPOSIT.  [intentionally deleted]

    SECTION 33.  HAZARDOUS SUBSTANCES.

         (a) Tenant shall not cause or allow the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises or Property. "Hazardous Substances" shall mean (i) any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 ET SEQ. as amended, (ii) any hazardous, waste or hazardous substance as those terms are defined in any local state or Federal law, regulation or ordinance not inapplicable to the Premises and Property, or (iii) petroleum including crude oil or any fraction thereof. In the event Tenant uses any Hazardous Substances, Tenant shall dispose of such substances in accordance with all applicable Federal, state and local laws, regulations and ordinances.

         (b) Tenant agrees to indemnify, defend and hold harmless Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability,


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


or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Leased Premises. Such duty of indemnification shall include, but not be limited to damage, liability or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law.

         (c) Tenant agrees to notify Landlord immediately of any disposal of Hazardous Substances in the Premises, of any discovery of Hazardous Substances in the Premises, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or Property may have occurred. Furthermore, Tenant agrees to provide Landlord with full and complete access to any documents or information in Tenant's possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises.

    SECTION 34. RECORDING. Neither this Lease nor a memorandum of this Lease shall be recorded in any public records without the written consent of Landlord, except as expressly provided in the Rider attached hereto.

    SECTION 35. BROKER'S COMMISSION. Landlord and Tenant warrant and represent to each other that no broker, finder or agent has acted for or on their behalf in connection with the negotiation, execution or procurement of this Lease or the Rider to this Lease other than those identified as Listing Broker and Co-Broker on the Term Sheet. Tenant agrees to indemnify and hold Landlord harmless from and against all liabilities, obligations, and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent (other than the Listing Broker and Co-Broker) with respect to this Lease or the negotiations thereof, including costs and attorney's fees incurred in the defense of any claim for compensation.

    SECTION 36. IRREVOCABLE OFFER, NO OPTION. Although Tenant's execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

    SECTION 37. INABILITY TO PERFORM. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond Landlord's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

    SECTION 38. SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

    SECTION 39. CORPORATE TENANTS. If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that:
Tenant is a duly formed corporation qualified to do business in the state in which the Property is located; Tenant will remain qualified to do business in said state throughout the Term; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.


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



    SECTION 40. RELATIONSHIP OF PARTIES. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

    SECTION 41. ADDITIONAL SECTIONS. The following Additional Sections, numbered 42 through 50 (if any) are attached hereto and are incorporated in this Lease.

         IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.


                                  Landlord:
Date signed: JULY 8 1992          Nairn Great Valley, Inc.


Attest: /S/ ANNE L. PUTNAM        By:/S/ MARK T. LEDGER
                                  Name:MARK T. LEDGER
                                  Title:PRESIDENT

                                  Tenant:

Date signed: 24TH JUNE 1992       APOLLON, INC.


Attest: /S/ MA SINGUETT      By:/S/ VINCENT R. ZURAWSKI, JR.
                             Name:VINCENT R. ZURAWSKI, JR.
                             Title:PRESIDENT


[Corporate Seal]

                   Corporate Resolution and Authorization of Agency

    It is hereby certified that a unanimous consent of the directors of the corporation which is the Tenant herein was made on JUNE 24TH, 1992 and that it was resolved to enter into this Flex Space Lease and further that the officers of the corporation and VINCENT R. ZURAWSKI as agent of the corporation, have been authorized, empowered and directed in the corporate name and with the corporate seal to execute and deliver any or all documents and to pay all fees and charges necessary to carry out the entry into the compliance with this Flex Space Lease.


                                  /S/ RICHARD A. CARRANO
                                  Assistant Secretary



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


                              RIDER TO FLEX SPACE LEASE

                        Nairn Great Valley, Inc., as Landlord,

                                         and

                               Apollon, Inc., as Tenant

                           Dated ____________________, 1992

    SECTION 42.  MINIMUM ANNUAL RENT.

         (a) Minimum Annual Rent for the initial, 62-month Term of the Lease shall be as follows:

           (i) Through and including the last day of the 14th full calendar month of the Term: Forty Two Thousand Five Hundred and 04/100 Dollars ($42,500.04) per annum; with the applicable Monthly Installment during such period being Three Thousand Five Hundred Forty One and 67/100 Dollars ($3,541.67).

          (ii) Beginning the first day of the 15th full calendar month of the Term and until the Expiration Date of the initial 62-month Term: Ninety Thousand Seven Hundred Twenty Four and 80/100 Dollars ($90,724.80) per annum; with the applicable Monthly Installment during such period being Seven Thousand Five Hundred Sixty and 40/100 Dollars ($7,560.40).

         (b)  Notwithstanding provisions to the contrary in Section 6 or this
Section 42 of the Lease, provided there exists no uncured event of default by Tenant at any time under this Lease, Tenant shall be relieved of the obligation to pay the two Monthly Installments of Minimum Annual Rent described in Section 42(a)(i) and the two monthly installments of Additional Rent described in
Section 6(b) that would otherwise be due and payable on the first day of the first two full calendar months of the Term. In the event there occurs an event of default by Tenant under the Lease at any time during the Term as a result of which Landlord declares the entire unpaid balance of the Minimum Annual Rent for the Term to be immediately due and payable, Tenant shall be obligated to pay, in addition, the Monthly Installments of Minimum Annual Rent and of Additional Rent forgiven under this Section 42.

    SECTION 43. ADDITIONAL RENT. Notwithstanding the provisions of Section 6(b)(ii) of the Lease, Tenant's share of annual operating costs shall not exceed $25,000.00 for the portion of the Term commencing on the first day on which monthly installments of Minimum Annual Rent and additional rent are due and ending on the first anniversary of such date. Regular payments of Tenant's share of annual operating costs, calculated as provided in Section 6(b), shall commence on the first day of the 15th full calendar month of the initial 62-month term.

    SECTION 44.  TERM EXTENSION OPTION.

         (a) Right to extend Term. Tenant shall have the right, subject to the requirements of this Section, to extend the Term of the Lease for one five year period running from the day immediately following the Expiration Date of the initial 62-month term through the fifth anniversary of such Expiration Date.

         (b) Requirements to extend Term. In order for such extension to be effective, the following conditions must be met:


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


           (i) Tenant must give written notice to Landlord of Tenant's intention to extend the Term not less than 180 days prior to the Expiration Date.

          (ii) There must be no Event of Default under the Lease at the time of written notice to Landlord of Tenant's intention to extend the Term.

         (c) Adjustment to Minimum Annual Rent. The Minimum Annual Rent for the five year extension of the Term shall be the fair market rental of the Premises at the time of commencement of the extension of the Term. "Fair market rental" of the Premises shall be the annual rental rate for space of reasonably comparable age, size, fit-out and facilities, located in other buildings in the Great Valley Corporate Center or other locations within a radius of 2 miles from the Building, net of property taxes, Building operating expenses and insurance. If the fair market rental for the Premises cannot be determined by negotiation between Landlord and Tenant within 60 days of Tenant's notice of intention to extend the Term, the fair market rental shall be determined by appraisal as set forth in subsection (d), below. Notwithstanding the foregoing, the fair market rental shall not exceed $9.50 per square foot of space in the Premises.

         (d) Determining fair market rental by appraisal. If the Landlord and Tenant have failed to arrive at fair market rental by negotiation within 60 days as provided in subsection (c), each party shall, within 15 days thereafter, select a MAI appraiser who is experienced in determining rental value of commercial premises in the suburban Philadelphia area. Each appraiser shall, within 30 days, determine the annualized fair market rental rate for the Premises and disclose such rental rate to the Landlord and the Tenant, together with a written report of the analysis used in making that determination. If, in comparing the fair market rental rates determined by the two appraisers, the difference between the two rates is ten percent (10.0%) or less of the lower of the two rates, then the Minimum Annual Rent during the extension of the Term shall be the average of the two rates. If the difference is greater than ten percent (10.0%), then the two appraisers shall select a third appraiser who shall, based upon a review of the two existing appraisals and such other analysis as he or she deems appropriate, select, as the Minimum Annual Rent for the extended Term, the fair market rental determined in one or the other of the two existing appraisals. If the two initial appraisers cannot agree upon a third appraiser, then the third appraiser shall be selected by the President of the Bar Association of the County in which the building is located.

         (e) Notwithstanding anything herein to the contrary, (i) no abatement of Monthly Installments of Minimum Annual Rent or of Additional Rent shall be granted, (ii) no improvements to the Premises or credit for tenant improvements to the Premises shall be made by Landlord during the extension of the Term and
(iii) the Minimum Annual Rent for the extension of the Term shall not be less than the Minimum Annual Rent set forth in Section 42(a)(ii) of this Lease.

         (f) Except for the adjustment in Minimum Annual Rent and the Option in Section 48, all other terms and conditions of this Lease shall remain in effect during the extended portion of the Term.

    SECTION 45.  ASSIGNMENT/SUBLETTING.  Notwithstanding the provisions of
Section 21 of the Lease, for so long as shares of the Tenant corporation are publicly traded on a stock exchange, the sale or exchange of shares of the Tenant corporation on such stock exchange, whether or not exceeding 50% of such shares in


                                       -24-
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


one or more transactions, shall not constitute a prohibited assignment of this Lease.

    SECTION 46. TENANT IMPROVEMENTS. Tenant agrees that it shall, promptly following the Commencement Date, commence and diligently pursue to completion the interior renovation of not less than 10,000 square feet of the Premises in accordance with plans and specifications which must meet the prior written approval of the Landlord.

    SECTION 47. OPTION SPACE. Tenant is hereby granted a right of first refusal to lease additional space in the Building which is adjacent to the Premises, upon the following terms and conditions:

         (a) If Landlord receives a bona fide offer to lease a portion of the Building which is adjacent to the Premises, Landlord shall submit to Tenant, in writing, a summary of the Minimum Annual Rent and additional rent which the prospective tenant of the adjacent space has offered to pay, together with a notice of Tenant's right to exercise the right of first refusal to rent the adjacent space. Tenant shall be afforded 15 days from the date of the Landlord's notice to Tenant in which to exercise the right of first refusal. Exercise of the right of first refusal must be made by written notice thereof to Landlord delivered within such 15 day period. If exercised, Tenant shall be obligated to lease the adjacent space which was the subject of the Landlord's notice for the same Minimum Annual Rent and additional rent as was offered by the prospective tenant, but with all other terms (such as the Term of the lease) being the same as set forth in this Lease as if the adjacent space was originally a part of the Premises from the Commencement Date; provided, however, that if the prospective tenant had agreed to lease office space with tenant improvements to be paid by the Landlord and if the Tenant hereunder agrees to take such space without the improvements, Tenant's Minimum Annual Rent shall be reduced by the cost of such foregone tenant improvements, as if amortized over the term of the prospective tenant's proposed lease. Further, in the event of Tenant's exercise of the right of first refusal, Tenant shall execute an addendum to this Lease presented by the Landlord setting forth the inclusion of the adjacent space into the Premises on the foregoing terms. If the Tenant fails to exercise the right of first refusal within the 15 day period specified above, Landlord shall be free to lease the adjacent space to the offeror or any other prospective tenant for the same or greater rental, provided the term of such rental commences within one year of the Landlord's initial notice to the Tenant and, if so rented, such adjacent space shall no longer be subject to this right of first refusal.

         (b) Notwithstanding the foregoing, this right of first refusal shall not apply to any space leased by the Landlord to any other tenant either (i) during such time as an uncured event of default by the Tenant exists under this Lease or (ii) after Tenant has failed to exercise its option to extend the Term as hereinabove provided and the time for notice to do so prior to the Expiration Date has passed.

    SECTION 48.  OPTION TO PURCHASE THE BUILDING.

         (a) In consideration for Tenant entering into this Lease, the Landlord hereby grants to Tenant, and Tenant accepts from Landlord, an option (the "option") to purchase all right, title and interest of Landlord in the Property (hereinafter defined) and all easements, reversions and other rights appurtenant to the Property, subject to the terms and conditions of this Section
48. The price shall be that which is in effect at the time the Option is exercised, according to the following schedule (hereinafter called the "Purchase Price"):


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


           (i) From the Commencement Date until the last day of the 12th full calendar month of the Term: $75.00 per square foot of rentable area in the Building.

          (ii) From the first day of the 13th full calendar month of the Term until the last day of the 24th full calendar month of the Term: $85.00 per square foot of rentable area in the Building.

         (iii) From the first day of the 25th full calendar month of the Term until the last day of the 36th full calendar month of the Term: $100.00 per square foot of rentable area in the Building if 90% or more of the rentable area of the Building is under a valid lease agreement or agreements (including this Lease) or $95.00 per square foot of rentable area in the Building if less than 90% of the Building is under a valid lease agreement or agreements (including this Lease).

          (iv) From the first day of the 37th full calendar month of the Term until the last day of the 48th full calendar month of the Term: $105.00 per square foot of rentable area in the Building.

           (v) From the first day of the 49th full calendar month of the Term until the last day in the Initial Term on which the Option may be exercised under subsection (b), below: $110.00 per square foot of rentable area in the Building.

For purposes of this Section 48 the "rentable area in the Building" shall be deemed to be 60,880 square feet and the "Property" shall mean the Building and that certain parcel of land upon which the Building is situated comprising 6.79 acres, more or less, and which is more particularly described in EXHIBIT E attached hereto and incorporated herein.

         (b) Tenant may exercise the Option only by giving written notice of its election to purchase the Property to Landlord at any time between the Commencement Date and the day which is 120 days prior to the expiration of the 62nd full calendar month of the Term (hereinafter called the "Option Period").

         (c) During the period from the giving of Tenant's notice of exercise of the Option until the Settlement,

           (i) this Lease shall continue in effect as herein written including, without limitation, Tenant's obligation to continue to pay Minimum Annual Rent and any additional rent, fees and charges due under the Lease;

          (ii) Landlord shall operate the Property in substantially the same manner as theretofore; and

         (iii) Landlord shall use its best efforts to comply in all material respects with laws, ordinances and regulations of governmental authorities having jurisdiction and applicable to the physical condition of the Building (except for obligations assumed by tenants in lease agreements).

          (iv) Landlord shall enter into no leases or service agreements without Tenant's consent, unless Landlord was


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


already contractually or otherwise legally obligated to do so prior to exercise of the Option by Tenant.

         (d) Delivery of Landlord's deed, delivery to Tenant of exclusive possession of the Property, payment of the Purchase Price and completion of any other obligations set forth in this Section 48 (the "Settlement") shall take place at a time and date (other than a Saturday, Sunday or Pennsylvania or Federal holiday) mutually agreed upon by the Landlord and Tenant not later than ninety (90) days following the date on which Tenant exercises the Option and shall be held at the offices of either the title insurance company insuring Tenant's title to the Property or Tenant's legal counsel in the Philadelphia metropolitan area.

         (e) In the event that Tenant does not exercise the Option at or before the expiration of the Option Period, for any reason, or Tenant notifies the Landlord in writing that Tenant has no intention of exercising the Option in the future, the provisions, obligations and liabilities under this Section 48 shall terminate and be null and void, without affecting the validity of any other Section in the Lease.

         (f) From and after the exercise of the Option by Tenant in the manner provided above, the Landlord is obligated to sell and Tenant is obligated to purchase the Property, subject to the other terms and conditions of this Section 48, as follows:

           (i)   At Settlement:

                 1) Landlord shall deliver or cause to be delivered to Tenant a Special warranty Deed for the Building, duly executed by the Landlord and acknowledged and otherwise in proper form for recording.

                 2) Landlord shall convey good and marketable fee simple title to the Property free and clear of all liens and encumbrances but subject to all leases, easements, covenants, restrictions and other matters affecting title as of the date of exercise of the Option by Tenant. Liens on the Property of an ascertainable amount shall be discharged at Settlement.

                 3) A corporate tax clearance certificate or title insurance of the Property against the lien of corporate taxes.

                 4) Tenant shall deliver the Purchase Price to the Landlord in immediately available funds by the payment method designated by the Landlord.

                 5) Real Estate taxes, rental on leases for the Building or any part thereof, water and sewer rents, and other utility charges, if any, shall be apportioned as of the date of Settlement. Without limitation of the foregoing, Landlord shall pay and be responsible for payment of all real estate taxes, water rents, sewer rents and similar annual charges which have become due and payable prior to the Settlement.

                 6) Landlord agrees to pay, at or prior to Settlement, any assessments for public improvements which were levied against the Property prior to Settlement by any governmental authority having jurisdiction; provided, however, that if such assessments are payable in installments to such governmental authority then Landlord shall be responsible only for payment of installments pro rated through the date of Settlement.


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


                 7) All realty transfer taxes shall be paid in equal shares by the Landlord and Tenant.

                 8) Tenant will pay all title insurance premiums, the cost of any survey and the cost of recordation and notary acknowledgement of the Deed.

                 9) An assignment of leases and rents and a rent roll certified as accurate in all material respects by the Landlord. Security deposits held by Landlord under any leases shall be delivered to Tenant, who shall assume in writing the obligation therefor pursuant to applicable leases. Original leases of the tenants in the Building shall also be delivered to the Tenant at Settlement.

                10) A Bill of Sale for personal property owned by Landlord and which is used only in connection with the management or maintenance of the Building, if any.

                11) Landlord shall make a good faith effort to obtain from the tenants of the building estoppel certificates verifying rental rates then in effect, the existence or absence of defaults and other matters reasonably requested by the Tenant.

                12) A fully executed affidavit on non-foreign status pursuant to the Foreign Investment in Real Property Tax Act of 1980, as amended, stating that Landlord is not a "foreign person" as defined therein or an I.R.S. exemption from the withholding requirements of the Act or written authorization for the purchaser to withhold pursuant to the Act.

                13) All plans, specifications, surveys, maps, drawings, subdivision and zoning approvals and permits, and other similar documents pertaining to the Property which are in Landlord's possession or control.

                14) Such other documents, if any, as may be required to be delivered by Landlord under the terms of this Section 48 or as are required by law.

          (ii) In the event of fire or other casualty damage to the Building, if the Building is not repaired or restored to its condition prior to the casualty by the time of Settlement, Tenant may elect to either extinguish its Option and all its and Landlord's rights and obligations under this Section 48 or to purchase the Property in its damaged condition and receive at Settlement an assignment of Landlord's share of any insurance proceeds paid or payable as a result of such casualty. Without affecting the validity of the foregoing, it is understood that Landlord bears the risk of loss of the Property by fire or other casualty until the date fixed for Settlement hereunder.

         (iii) In the event that a declaration of taking of the Property or any part thereof is filed in the appropriate public records or delivered to Landlord or Tenant between the date of Tenant's exercise of the Option and the date fixed for Settlement hereunder by a governmental or quasi-governmental authority or public utility company having the power of condemnation, Tenant shall have the right to terminate its right and obligation to purchase the Property under this Section by giving written notice thereof to Landlord by the date fixed for Settlement hereunder. In the event of such termination, the parties hereto shall have no further liability or obligation under this Section of the Lease.

         (g) In the event Landlord does not have good and marketable fee simple title to the Property at or preceding the time of Settlement and insurable as such by a reputable title insurance company doing business in the Philadelphia metropolitan


                                       -28-
6/16/92                                                                      VZ
area at such company's regular rates, Tenant shall notify Landlord of the alleged defect. Landlord shall have 30 days thereafter to correct the defect if Landlord so desires, with Settlement being delayed to the extent necessary to allow such 30 day period. If the Landlord is unwilling or unable to do so, Tenant may, as Tenant's sole choices, either (i) terminate the Option or (ii) accept such title as Seller shall be able to give and proceed with Settlement without abatement of the Purchase Price. If Tenant elects to terminate this Option by written notice to Landlord, the rights and obligations of Landlord and Tenant under this Section 48 shall be null and void and the Lease shall otherwise continue in full force and effect with respect to the Premises.

         (h) Tenant expressly acknowledges and agrees that if Tenant purchases the Property it is doing so (i) based upon the results of its own inspection thereof and not upon any statements, representations or warranties of the Landlord or any agent of Landlord regarding building or other property condition, environmental matters, cost of operation, survey matters, zoning, income, expenses or other matters of any kind or nature whatsoever and (ii) on an "As Is" basis with no warranties or representations of any kind whatsoever, whether expressed or implied.

         (i) Time is of the essence of this Section 48 and any other provisions of this Lease. Tender of an executed deed and purchase money are hereby waived.

         (j)(i) Landlord covenants and agrees that during the Option Period the Landlord shall: 1) afford Tenant and its agents, architects, engineers, and designers full and unlimited access to the Property (subject to the rights of other tenants in the Building) at all reasonable times, upon reasonable advance notice, for the purpose of making such tests, inspections, reviews or examinations of the Property (hereinafter a "test") as Tenant may desire, provided, however, that no test shall deface, damage or otherwise alter the condition of the Building or Property (except that test borings and the like may be conducted if the Property is immediately restored to its original condition) and Tenant shall indemnify, defend and hold harmless the Landlord from and against any loss, cost, liability, claim or damage suffered or incurred by the Landlord as a result of any test; and 2) afford Tenant or its auditors access to records pertaining to the revenues and expenses from operation of the Property and such records pertaining to title to the Property as are in Landlord's possession, provided that the Tenant and Landlord are engaged at such time in bona fide negotiations pertaining to the sale of the Property.

          (ii) The tests referred to in the preceding paragraph may include an investigation of Landlord's compliance with federal and state laws pertaining to the environment and the presence of hazardous substances or underground tanks at the Property. In connection with such investigation: 1) Landlord will comply in good faith with any reasonable request for information made by Tenant or its agents; and 2) Landlord will assist Tenant or its agents in obtaining any records pertaining to the environmental condition of the Property; provided that none of the foregoing shall involve material cost and expense to the Landlord. Tenant shall provide to Landlord, upon request, copies of any written reports, studies or other results of any tests or investigations permitted under this
Section 48.

         (iii) If Tenant, in the course of conducting the tests, discovers any condition in, under or upon the Property which Tenant reasonably believes constitutes a violation of any federal or state law, Tenant shall have the right, but not the obligation, to terminate the Option by written notice to the


                                       -29-
6/16/92                                                                      VZ

Landlord, in which event this Section 48, but not the Lease, shall be null and void; provided, however, that such termination by Tenant must occur not later than 30 days after Tenant's exercise of the option.

         (k) Tenant may appoint a nominee to receive title to the Property at Settlement.

         (1) In the event of a willful default under the provisions of this Section by Landlord after Tenant's exercise of the Option, Tenant shall have the benefit of all remedies available to it under law or in equity (including, without limitation, the right to compel conveyance of the Property by an action for specific performance). Tenant's obligation to purchase the Property under this Section are contingent upon Landlord's performance of its obligations under this Section in all material respects.

         (m) After expiration of the Tenant's rights to the Option as provided above and so long as there exists no Event of Default under this Lease and the Tenant remains lawfully in possession of the Premises, Landlord agrees as follows:

           (i) If the undersigned Landlord elects to actively market the Property by listing the Property for sale with a broker under a listing agreement and offering the Property for sale to the public, Landlord will give Tenant written notice thereof. Tenant shall have seven (7) days after Landlord gives such notice in which to express an interest in negotiating to purchase the Property. If such interest is expressed in writing to Landlord, Tenant shall be allowed a thirty (30) day waiting period from such expression of interest in which to make an offer or offers to Landlord for the purchase of the Property, during which time Landlord shall not enter into an agreement of sale for the Property with any other person or entity. Landlord shall not be obligated to give any such notice to Tenant more than once in any nine (9) month period. After nine (9) months from giving Landlord's notice, notice shall again be required only if the undersigned Landlord has not sold or conveyed the Property and such Landlord again elects to actively market, or elects to continue to actively market, the Property as aforesaid.

          (ii) If the undersigned is not actively marketing the Property as described in paragraph (i) and has not given the notice in paragraph (i) within the preceding nine (9) months and Landlord receives an offer to purchase the Property, Landlord shall notify the Tenant and shall refrain from entering into an agreement to sell the Property for a ten (10) day waiting period after giving such notice in order to allow Tenant, if Tenant so desires, to make an offer to purchase the Property. No further notice shall be required at any time thereafter during any negotiations for the sale of the Property between Landlord and any person or entity involved in the initial offer to purchase the Property.

         (iii) Neither of the foregoing paragraphs shall imply any obligation of Landlord to 1) sell the Property to Tenant on any particular terms or conditions, on any terms or conditions more or less favorable than those offered or accepted by anyone else or on any terms not acceptable to Landlord in Landlord's sole discretion at any time or 2) refrain from selling the Property to anyone else after the required notice is given and applicable waiting periods expire. This subsection (m) shall be void following any conveyance of the Property. Failure of Landlord to comply with the requirements of this Section shall not void or otherwise affect the validity or enforceability of any agreement of sale for, or conveyance of, the Property by Landlord.


                                       -30-
6/16/92                                                                      VZ

    SECTION 49. MEMORANDUM OF LEASE. Tenant may prepare and submit to Landlord a customary form of memorandum of this Lease for recording in the Office of the Recorder of Deeds and, subject to Landlord's approval of the form and content (not to be unreasonably withheld), Landlord shall execute the memorandum and return it to Tenant for recording.

    SECTION 50. FINANCING CONTINGENCY. Tenants and Landlord's obligations under this Lease may be terminated and extinguished by Tenant giving written notice to Landlord within two weeks of Landlord's execution and acceptance of this Lease if Tenant is unable, within such time to obtain the financing necessary for construction of Tenant's planned improvements. If no such notice of termination and extinguishment is given to Landlord within two weeks, as aforesaid, then this Section 50 shall have no force or effect. Notwithstanding the definition of the "Commencement Date" in the Term Sheet or anything else in the Lease to the contrary, in no event shall the Commencement Date occur until at least 30 days after the expiration or written waiver of the contingency contained in this Section.

    IN WITNESS WHEREOF, this Rider to Lease has been executed by Landlord and Tenant as of the date specified upon the signature page of the Lease form.

                                  Nairn Great Valley, Inc.


Attest:/S/ ANNE L. PUTNAM         By:/S/ MARK T. LEDGER
           Secretary              Name:MARK T. LEDGER
                                  Title:PRESIDENT


                                  Apollon, Inc.


Attest:/S/ RICHARD A. CARRANO     By:/S/ VINCENT R. ZURAWSKI, JR.
           Assistant Secretary    Name:VINCENT R. ZURAWSKI, JR.
                                  Title:PRESIDENT


                                       -31-
6/16/92                                                                      VZ

                                      EXHIBIT A

                    [DIAGRAM DEMONSTRATING DEMISING BOUNDARIES OF
                          LEASED PREMISES OF APOLLON, INC.]

                     [TO BE ATTACHED PRIOR TO EXECUTION OF LEASE]






                                                                VZ

                                      EXHIBIT B

                   [DIAGRAM DEMONSTRATING PLANS FOR LEASED PREMISES
                                  OF APOLLON, INC.]







                                                                 VZ

                     ATTACHED TO AND FORMING A PART OF REPORT OF
                                TITLE NO. F 253 558 CO

                   ------------------------------------------------
                   ------------------------------------------------

                         DESCRIPTION - 1 Great Valley Parkway


ALL THAT CERTAIN tract of land, SITUATE on the East side of Route 29, Moorehall Road, East Whiteland Township, Chester County, Pennsylvania, according to a Parcel XXIX Land Title Plan of Rouse and Associates, Great Valley Corporate Center by Yerkes Associates, Inc., dated August 10, 1982, last revised August 11, 1983, as follows:

BEGINNING at a point on the common title line with lands of now or formerly of Warner Company; said point being measured the following courses and distances along the title line of Moorehall Road (L.R. 15134) from a point marking its intersection with the original South right-of-way line of Flat Road (40.00 feet wide) when extended); South 11 degrees, 44 minutes, 00 seconds East, 280.00 feet to a point; thence crossing over said Moorehall Road, North 78 degrees, 06 minutes, 00 seconds East, along lands of said Warner Company, 1,077.87 feet to the beginning point; thence from said beginning point North 7B degrees, 06 minutes, 00 seconds East, along the lands of Warner Co., 420.56 feet to a stone corner marker; thence South 12 degrees, 36 minutes, 00 seconds East along the lands of Warner Co. 658.39 feet to a corner point marking the lands of Parcel III; thence from said point and along the common property line with Parcel III, South 77 degrees, 39 minutes, 07 seconds Hest, 773.37 feet to a corner point in the said property line at a point of curve on the Southern side right-of-way of the cul-de-sac of Great Valley Parkway East; thence from said point and crossing through a 20 feet wide Water Company Easement along said road cul-de-sac right-of-way line on an arc of a circle curving to the left with a radius of
60.00 feet, the arc distance of 94.25 feet to a point in the North side of the road cul-de-sac right-of-way line with lands of parcel XXXI; thence leaving said cul-de-sac North 77 degrees, 39 minutes, 07 seconds East, along the common property line with Parcel XXXI, 307.77 feet to a corner point; thence from said point and still along the common property line with Parcel XXXI North 12 degrees, 36 minutes, 00 seconds West, crossing over a 20 feet wide sanitary sewer easement, 194.53 feet to an angle point; thence South 77 degrees, 24 minutes, 00 seconds West, 15.00 feet to an angle point; thence still by Parcel XXXI; North 12 degrees, 36 minutes, 00 seconds West 407.21 feet to the aforementioned point and place of beginning.

CONTAINING 6,723 acres of land, be the same more or less.

CHESTER COUNTY TAX PARCEL #42-2-12.2

BEING the same premises which became vested in Moorehall Associates Limited Partnership, a Pennsylvania limited partnership, by Deed from Great Valley Industrial Holding Corporation, a Pennsylvania corporation, dated August 20, 1982, recorded in Chester County Deed Book I 60, page 60.

                                      EXHIBIT C

                 SPECIFICATIONS FOR LEASED PREMISES OF APOLLON, INC.



    Landlord's work obligations for the Premises under the Lease to Apollon, Inc. shall be limited to demolition necessary to bring the Premises into compliance with the Plans attached as EXHIBIT B.











                                                                             VZ

                                      EXHIBIT D

                  RULES AND REGULATIONS FOR ONE GREAT VALLEY PARKWAY




                      SEE RULES AND REGULATIONS ATTACHED HERETO











                                                                             VZ

                                      EXHIBIT D
                                 TO FLEX SPACE LEASE


                                RULES AND REGULATIONS


The following rules and regulations have been formulated for the safety and well-being of all Tenants of the Building. Adherence to these rules and regulations insures that each and every Tenant will enjoy a safe and happy occupancy in the building.

1.  Hours of Operations

The Building will be open from 8:00 a.m. through 6:00 p.m., Monday through Friday ("normal business hours and days of operation"). The building will be closed on the following holidays:

              New Year's Day
              Independence Day
              Memorial Day
              Labor Day
              Thanksgiving Day
              Christmas Day

2.  Building Entrances

All Tenants and Tenant's employees, agents, visitors, and licensees of tenants are to use the main entrance. Tenant and Tenant's employees, agents, visitors, and licensees are requested not to use firestairs and exits unless an emergency situation exists.

3.  Stairways and Exits

Fire stairways and exits are marked for the convenience and safety of all. Please be sure all employees are familiar with fire stairway exits.

4.  Fire Alarm and Sprinkler Systems

When fire drills or system tests are required, all Tenants will be notified at least 12 hours in advance. Please notify all employees upon receipt of said notice. Neither Tenant nor any of the Tenant's employees, agents, visitors or licensees shall at any time bring or keep upon the premises any inflammable, combustible or explosive fluid, chemical or substance.

5.  Maintenance Services

Maintenance for which Landlord is obligated will be provided for the building by the management staff or a contractor. If there are special requirements or specific maintenance repairs, for which Landlord is obligated, please contact building management. For scheduled maintenance which may take place during normal business hours and days of operation, Tenants will be notified 24 hours in advance when practical. Any request for maintenance which is specifically recited as the responsibility of the Tenant in the lease agreement will be billed to Tenant at a rate of the actual cost of labor and material to the building, plus an administrative charge established by Landlord. No Tenant shall contract for floor polishing, rug cleaning, changing of light bulbs, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage service or any other similar services in the demised premises except from contractors, companies or persons approved by building management. All such contractors, companies or persons shall, while in the building and outside the building, comply with all instructions issued by Grubb & Ellis.


                                                                             VZ

6.  Common Areas

The entrance ways, elevators, corridors or halls, stairways, restrooms or other areas of the building not occupied by any Tenant ("Common Areas") shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the demised premises. Restrooms shall not be obstructed or encumbered by any Tenant. Canvassing, soliciting, displaying and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

7.  Management Office

The management office is located at Five Great Valley Parkway, Suite 352, Malvern, PA. Office hours will be from 8:00 a.m. - 5:00 p.m., Monday through Friday. In the case of emergencies, please call 688-5482 for assistance.

8.  Alteration to Premises

No additional locks or bolts of any kind shall be placed upon any doors or windows without the written consent of building management. All keys used in connection with the demised premises shall be furnished by Landlord, and the same shall be surrendered upon the termination of the Tenant's lease including, but not limited to, keys to rooms and offices within the demised premises, to storage rooms and closets, to cabinets and to the built-in furniture, whether or not such keys were furnished by Landlord or procured by the Tenant. On termination of the Tenant's lease, the Tenant shall disclose to Landlord or his agents the combinations of all locks for safes, safe cabinets and upon the doors of vaults, if any, remaining in the demised premises. If the Tenant desires telegraphic, telephonic or electrical connections, management or its agents will supervise the boring and cutting of walls and other fixtures and the stringing of wires, at the Tenant's cost. Tenants are not permitted to attach or affix any antenna, receiver or transmitter to the exterior of any portion of the building or roof without prior written consent from Landlord.

9.  General Restrictions

(a) No bicycles, vehicles, or animals of any kind shall be brought into or kept in the demised premises. Seeing eye dogs will be an exception to this rule (owners are responsible for the behavior of their companion).

(b) No cooking shall be done or permitted by Tenant in its demised premises except with Landlord's prior written approval. Tenant may install and operate for the convenience of Tenant's employees, those small appliances such as, by way of example, coffee machines and microwave ovens, necessary or appropriate for the preparation or heating of beverages and light snacks.

(c) Tenant shall not cause or be permitted any unusual or objectionable odors to originate from the demised premises.

(d) No space in or about the building shall be used for the manufacture, storage or sale at auction of merchandise, goods or tangible property of any kind without specific permission of owner.

(e) The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

(f) Neither the Tenant nor Tenant's employees, agents, visitors or licensees shall make or permit to be made any disturbing noises that interfere with occupants of the building or


                                       -2-
                                                                             VZ
    neighboring buildings, whether by the use of any musical instrument, radios, tapes, records, whistling, singing or by any other way. Neither the Tenant nor Tenant's employees, agents, visitors or licensees shall throw anything out of the doors or windows or down the corridors or stairs of the demised premises and the building.

10. The parking areas and exterior common areas shall not be obstructed by Tenant or used by Tenant for any purposes other then parking of motor vehicles and ingress and egress from and to Tenant's offices. Tenant's agents, invitees and licensees shall not be permitted to park or store on the grounds any commercial vehicle or storage vehicle for a period longer than 12 hours. Tenant shall observe and use only for their designated purpose, and shall cause its employees, contractors, guests, and invitees to observe and use only for their designated purpose, all handicapped parking spaces, loading zones and fire lanes as established by Landlord from time to time.

11. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules or regulations as, in Landlord's reasonable judgment, may from time to time be required for the safety, care, maintenance, operation and cleanliness of the building and common areas or for the preservation of good order therein. Notice to Tenant of any action by Landlord described to in this paragraph shall have the same force and effect as if originally made a part of the foregoing lease.

12. No Tenant is to utilize any type of space heater without prior approval of the Property Manager, as this may tax our electrical system and is a potential fire hazard.

13. Live Christmas trees are not permitted due to a possible fire hazard.

14. Tenant covenants not to place a load on any floor above the first floor exceeding an average rate of 50 pounds live load per square foot of floor area, exclusive of Tenants interior partitions and not to move any safe, vault or other heavy equipment in, about, or out of the premises, except in such manner and at such time as Landlord shall in each instance authorize.

15. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the building structure or to any other space in the building shall be so installed, maintained and used by Tenant as to eliminate such vibration and noise.

16. The rules and regulations are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against other Tenants or if Landlord does not have the right to enforce any of them against other Tenants and such nonenforcement will not constitute a waiver as to Tenant. If any provision of the lease conflicts with these Rules and Regulations, the provision in the lease shall supersede the conflicting provision herein.


                                       -3-
                                                                             VZ

                     ATTACHED TO AND FORMING A PART OF REPORT OF
                                TITLE NO. F 253 558 CO

                  --------------------------------------------------
                  --------------------------------------------------

                         DESCRIPTION - 1 Great Valley Parkway


ALL THAT CERTAIN tract of land, SITUATE on the East side of Route 29, Moorehall Road, East Whiteland Township, Chester County, Pennsylvania, according to a Parcel XXIX Land Title Plan of Rouse and Associates, Great Valley Corporate Center by Yerkes Associates, Inc., dated August 10, 1982, last revised August 11, 1983, as follows:

BEGINNING at a point on the common title line with lands of now or formerly of Warner Company; said point being measured the following courses and distances along the title line of Moorehall Road (L.R. 15134) from a point marking its intersection with the original South right-of-way line of Flat Road (40.00 feet wide) when extended); South 11 degrees, 44 minutes, 00 seconds East, 280.00 feet to a point; thence crossing over said Moorehall Road, North 78 degrees, 06 minutes, 00 seconds East, along lands of said Warner Company, 1,077.87 feet to the beginning point; thence from said beginning point North 78 degrees, 06 minutes, 00 seconds East along the lands of Warner Co., 420.56 feet to a stone corner marker; hence South 12 degrees, 36 minutes, 00 seconds East along the lands of Warner Co. 658.39 feet to a corner point marking the lands of Parcel III; thence from said point and along the common property line with Parcel III, South 77 degrees, 39 minutes, 1 seconds West, 773.37 feet to a corner point in the said property line at a point of curve on the Southern side right-of-way of the cul-de-sac of Great Valley Parkway East; thence from said point and crossing through a 20 feet wide Water Company Easement along said road cul-de-sac right-of-way line on an arc of a circle curving to the left with a radius of
60.00 feet, the arc distance of 94.25 feet to a point on the North side of the road cul-de-sac right-of-way line with lands of parcel XXXI; thence leaving said cul-de-sac North 77 degrees, 39 minutes, 07 seconds East, along the common property line with Parcel XXXI, 307.77 feet to a corner point; thence from said point and still along the common property line with Parcel XXXI North 12 degrees, 36 minutes, 00 seconds West, crossing over a 20 feet wide sanitary sewer easement, 194.53 feet to an angle point; thence South 77 degrees, 24 minutes, 00 seconds West, 15.00 feet to an angle point; thence still by Parcel XXXI; North 12 degrees, 36 minutes, 00 seconds West 407.21 feet to the aforementioned point and place of beginning.

CONTAINING 6,723 acres of land, be the same more or less.

CHESTER COUNTY TAX PARCEL #42-2-12.2

BEING the same premIses which became vested in Moorehall Associates Limited Partnership, a Pennsylvania limited partnership, by Deed from Great Valley Industrial Holding Corporation, a Pennsylvania corporation, dated August 20, 1982, recorded in Chester County Deed Book I 60, page 60.

                                      EXHIBIT E

                            LEGAL DESCRIPTION OF PROPERTY


                         [TO BE ATTACHED PRIOR TO EXECUTION]

                                   FLEX SPACE LEASE



                               ONE GREAT VALLEY PARKWAY




                    Between Nairn Great Valley, Inc., as Landlord

                                         and

                               APOLLON, INC., as Tenant




                                  Date: JULY 8, 1992